PRELIMINARY COPY

DEERE & COMPANY

___________________


NOTICE AND PROXY STATEMENT

FOR SPECIAL MEETING

OF STOCKHOLDERS


__________________



November 15, 1995




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                              DEERE & COMPANY
                              John Deere Road
                          Moline, Illinois 61265
                         _________________________

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             November 15, 1995

A special meeting of stockholders of Deere & Company will be held at the principal office of the Company, on John Deere Road, near Moline, Rock Island County, Illinois, on
Wednesday, November 15, 1995, at 10:00 A.M. to consider and vote upon an amendment to the Restated Certificate of Incorporation increasing the number of authorized shares of stock for the purpose of effecting a three-for-one stock split in the form of a 200% stock dividend.

Stockholders of record at the close of business on September 24, 1995 are entitled to vote at the meeting.

To be sure that your shares are represented at the meeting, please vote, sign, date and promptly mail the enclosed proxy card in the envelope provided for this purpose.


                                   For the Board of Directors,


                                        FRANK S. COTTRELL
                                             Secretary

Moline, Illinois
October   , 1995

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                              PROXY STATEMENT




TO THE STOCKHOLDERS: The Board of Directors of Deere & Company solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at a special meeting of stockholders to be held November 15, 1995, and at any adjournment of such meeting. Whether you own few or many shares, your proxy is important in helping to achieve good representation at the meeting. If you wish, at any time before your proxy is voted you may revoke it by written notice to the Company, or by delivery of a later dated proxy, or by voting in person at the meeting. The shares represented by all properly executed proxies will be voted as specified by you. In the absence of direction, properly executed proxies will be voted for the amendment to the Restated Certificate of
Incorporation.

The holders of a majority of the Company's outstanding shares, present in person or by proxy, are required for a quorum at the meeting. The Company had ____________ shares of common stock outstanding on September 24, 1995. Each share has one vote on each matter to be voted on at the meeting. The number of shares voting at the meeting will not be affected by the amendment.

The affirmative vote of a majority of the shares of stock present or represented by proxy and entitled to vote is required for the approval of the amendment to the Restated Certificate of Incorporation. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Abstentions and broker non-votes will have the same effect as a vote against the amendment to the Restated Certificate of Incorporation.

It is the policy of the Company that shareholders be provided privacy in voting. All proxy cards and ballots that identify votes of stockholders are held confidential, except: (i) as may be necessary to meet applicable legal requirements; (ii) to allow independent third-parties to solicit, receive, tabulate, and certify the results of the vote;
(iii) in cases where
shareholders write comments on their proxy cards; and (iv) in contested proxy solicitations in which the opposing party does not also agree to comply with this policy. The tabulator of the votes and at least one of the inspectors of the election are independent of the
Company, its officers and directors. The tabulator, the Company's proxy solicitation agent and the inspectors of the election, including those who are Company employees, are required to sign confidentiality agreements which prohibit disclosure of votes to the
Company.

Stockholders of record at the close of business on September 24,
1995 are entitled to vote.
This notice of meeting, proxy statement and proxy card are being mailed to stockholders on
or about October   , 1995.

PROPOSED THREE-FOR-ONE STOCK SPLIT IN THE FORM OF A 200% DIVIDEND


The Board of Directors recommends that Article FOURTH of the Company's Restated
Certificate of Incorporation be amended for the purpose of increasing the number of shares of stock that the Company is authorized to issue from 203 million
(200 million in common
stock and 3 million in preferred stock) to 609 million (600 million in common stock and 9 million in preferred stock).

By resolution dated August 30, 1995, the Board authorized a three-for-one split of the common stock in the form of a 200% stock dividend, subject to stockholder approval of the amendment. The increase in authorized shares is necessary to provide the Company with authority to issue a number of shares sufficient to effect the split and to reserve an amount sufficient to meet all known requirements and to provide flexibility for the future. Except for the proposed stock split, there are no agreements, commitments or understandings for the issuance of the newly authorized shares. Should circumstances warrant, the Board of
Directors has the right to change the amount of the stock dividend or not to effect the dividend.

The additional authorized shares may be used in the future for any proper corporate purpose approved by the Board of Directors. Permissible uses might include financings, corporate mergers or acquisitions, employee benefit programs, acquisitions of property, funding of new product programs or businesses, stock dividends, stock splits and other corporate purposes. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless the applicable laws or regulations or the rules of any stock exchange on which the Company's common stock may then be listed require such approval. If the proposed amendment is approved, all or any of the authorized shares of common or preferred stock may be issued without first offering such shares to existing stockholders for subscription. The issuance of such shares otherwise than to existing stockholders on a pro rata basis could have the effect of reducing an existing stockholder's proportionate interest.

The Board of Directors anticipates that the increase in the number of outstanding common shares through the stock split may place the market price of the Company's common stock in a range more attractive to investors and may result in a broader market for the stock.

If the proposed Amendment is approved by stockholders, the Company intends to apply to the New York Stock Exchange and Chicago Stock Exchange, as well as various foreign exchanges, upon which the common stock is listed for the continued listing of that stock on a split basis. Following the split, an amount equal to the par value of shares issued in the split would be transferred from retained earnings to the Company's common stock account.
The $1.00 par value of the common stock would not be adjusted. As of September 24, 1995,
___ shares of common stock had been issued and an aggregate of ____ shares of common stock were reserved for issuance under various employee benefit plans and for issuance upon the conversion of certain convertible debt securities. The Company has not issued any preferred stock, although 1,200,000 shares of Series A Participating Preferred Stock are reserved for issuance in connection with the Shareholder Rights Plan adopted in 1987.

As is presently the case, the availability for issuance of additional shares of Company common stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

The Company intends to continue to pay a cash dividend quarterly with regard to the common stock. Simultaneous with approval of the Amendment, the Board of Directors increased the quarterly cash dividend on pre-split shares from 55 cents to 60 cents per share
(or 20 cents per share on post-split basis). No predictions can be made as to future dividends. The decision to pay dividends is made quarterly by the Board of Directors and depends upon earnings, cash flow requirements and other factors.

If adopted, the Amendment will be effective upon filing with the Delaware Secretary of
State as required by the General Corporation Law of Delaware. It is anticipated that this will occur on or about November 17, 1995. Stockholders of record as of the close of business on November 17, 1995 would receive an additional stock certificate representing two additional shares of Company common stock for each share held. Stockholders would retain certificates issued prior to the effective date of the Amendment, and those certificates would continue to represent the number of shares evidenced thereby. Certificates should not be returned to the Company or its transfer agent. It is anticipated that certificates representing additional shares to be received would be mailed on or about November 28, 1995 to entitled holders. As a result of the Amendment, the number of shares issuable under certain benefit and compensation programs of the Company, as well as the Company's dividend reinvestment plan, and the conversion price for the Company's convertible debentures and the exercise price for outstanding employee stock options would be adjusted.

The Company has been advised by tax counsel that, under existing U.S. federal income tax laws and regulations, the receipt of additional shares of Company common stock in the stock split effected in the form of a dividend, will not constitute taxable income or gain or loss to stockholders; the cost or other tax basis of each share of common stock held by a stockholder immediately prior to the split will be divided equally between the corresponding three shares held immediately after the split; and the holding period for each of the three shares will include the period for which the corresponding old share of Company common stock was held. The laws of jurisdictions other than the United States (including state and foreign jurisdictions) may impose income taxes on the receipt by a stockholder of additional shares of common stock resulting from the split. Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the common stock after the split and transfer taxes, if any, may be somewhat higher than before the split, depending on the specific number of shares involved. Stockholders are urged to consult their own tax advisors.



     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
     THE AMENDMENT TO THE RESTATED CERTIFICATE OF
     INCORPORATION.



                           COST OF SOLICITATION



The cost of soliciting proxies in the form enclosed is being borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so.
The Company has
engaged Georgeson & Co., Inc. to solicit proxies held by brokers and nominees at a cost of $9,000 plus out-of-pocket expenses. Proxies also may be solicited personally or by telephone or facsimile by directors, officers, and a few regular employees of the Company in addition to their usual duties. They will not be specially compensated for these services.

                                   For the Board of Directors,

                                   FRANK S. COTTRELL
                                        Secretary
Moline, Illinois
October    , 1995
                                 EXHIBIT A

            AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION


     The Board of Directors recommends that the first sentence of Article FOURTH of the Company's Restated Certificate of Incorporation be amended to read as follows:

     "FOURTH. The stock that the corporation shall have authority to issue is
609,000,000 shares, of which 600,000,000 shares shall be common stock, $1 par value
(common stock), and 9,000,000 shares shall be preferred stock, $1 par value (preferred stock), issuable in series."

LOGO of Deere & Company

DEERE & COMPANY
PROXY SPECIAL MEETING/15 NOVEMBER 1995

Solicited by the Board of Directors for use at the Special Meeting of Stockholders of Deere
& Company on November 15, 1995.

The undersigned appoints each of Hans W. Becherer, David H. Stowe, Jr. and Frank S.
Cottrell attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Special Meeting and any adjournment thereof. The shares represented by this proxy will be voted as specified and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the
Directors.

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts each joint owner should sign.

               THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
           PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
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PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK [ X ]



____________   __________________________
    Common       Dividend Reinvestment
_________________________________________________________________

The Directors Recommend a Vote FOR the proposed amendment to the
Restated Certificate
of Incorporation.
_________________________________________________________________

Amendment of the Company's Restated Certificate of Incorporation increasing the number of authorized shares of stock to permit a three-for-one stock split in the form of a dividend of the Company's Common Stock.

          For            Against             Abstain
          [  ]           [  ]           [  ]

Date _____________________________

__________________________________
Signature
__________________________________
Signature